Exhibit 99.1

Creative Medical Technology Holdings Adds Immune Modulatory Cells for
Stimulation of Perispinal Angiogenesis to Induce Regeneration of Degenerated Discs

Company Expands Intellectual Property Portfolio in Lower Back Pain Indication

PHOENIX, AZ, SAN DIEGO, CA, June 21, 2017/PRNewswire—Creative Medical Technology Holdings, Inc. (the “Company”) (OTCQB:CELZ) announced the filing of intellectual property covering data supporting the use of immune system cells for stimulation of perispinal angiogenesis as a means of treating patients with lower back pain, as well as supporting intradiscal stem cell administration in patients suffering from degenerative disc disease.

The two patent applications, No. 62520773 and No. 62513670, filed on June 16th and June 1st, respectively, cover the novel use of cells, conventionally known as immune system cells, to stimulate formation of new blood vessels, a process termed angiogenesis. Several studies support the notion that patients suffering from lower back pain exhibit a reduction in blood flow to the lower back area. The Company has data supporting the use of immune cells from both the innate and adaptive arms of the immune system for stimulation of new blood vessel formation, which is believed to be beneficial for overcoming circulation defects in patients with lower back pain.

“I am extremely proud of the multidisciplinary approach that our development team is pursuing in covering any and all means of stimulating new blood vessel formation in order to overcome, what we perceive, to be a previously underappreciated mechanism of lower back pain pathology,” said Timothy Warbington, President and CEO of the Company. “It is important to note that as in the situation with our previously filed patents covering stimulating new blood vessel formation around the spine, we believe our approach is an ideal platform for companies and investigators performing intradiscal stem cell therapy.”

While numerous companies are currently injecting regenerative stem cells into the disc, the Company believes that due to intrinsic circulation abnormalities in the disc, these cells will not function optimally. The Company believes that initial correction of circulation defects in the area around the spine will increase efficacy of numerous existing cellular therapies.

“It is becoming more and more clear that immune system cells not only play a role in protection from disease but also possess various physiological functions,” said Thomas Ichim, Chief Scientific Officer of the Company. “The findings that we can leverage cells from both arms of the immune system, innate and adaptive, to triggering formation of new blood vessels, we hope will add to our increasing intellectual property portfolio covering ways of treating lower back pain using natural and cell based therapeutics.”

About Us

Creative Medical Technology Holdings, Inc. is a clinical-stage biotechnology company with three patented focus areas: 1) personalized stem cell procedures for sexual dysfunction and infertility; 2) universal, off-the-shelf amniotic fluid-based stem cells that possess superior healing potential without negative medical or ethical issues; and 3) treatment of disc degenerative disease using mesenchymal stem cells. Through our own research and collaborations with leading academic institutions, we have developed proprietary protocols, built an extensive intellectual property portfolio, developed complete treatment offerings for erectile dysfunction, and are performing ground-breaking research with our amniotic fluid-based stem cell.

For additional information visit www.CREATIVEMEDICALTECHNOLOGY.com

Forward-Looking Statements

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Contact:

Andrew J. Barwicki

Investor Relations

Tel: 516-662-9461

http://www.barwicki.com